Exhibit 5.1

May 6, 2024

LeddarTech Holdings Inc.

4535, boulevard Wilfrid-Hamel, Suite 240

Québec G1P 2J7, Canada

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-1

We have acted as Canadian counsel for LeddarTech Holdings Inc. (the “Corporation”), a corporation governed by the Canada Business Corporations Act, in connection with the filing of an Amendment No. 3 to the Registration Statement on Form F-1 (as filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 12, 2024, the “Registration Statement”), with the Commission under the U.S. Securities Act of 1933 (the “Securities Act”). We understand that the Registration Statement relates to the issuance from time to time by the Corporation of up to 10,833,333 of the Corporation’s common shares, without par value (the “Common Shares”), issuable upon the exercise of the Corporation’s publicly traded warrants (the “Public Warrants”), each entitling its holder to purchase one Common Share at an exercise price of US$11.17 per share. We further understand that the Registration Statement also relates to the offer and sale from time to time by the selling securityholders named therein or their permitted transferees (collectively, the “Selling Securityholders”) of up to 40,582,699 Common Shares, which includes (i) 22,663,638 outstanding Common Shares beneficially owned by the Selling Securityholders (the “Outstanding Common Shares”), (ii) up to 6,632,416 Common Shares issuable upon the exercise of privately placed warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Legacy SPAC Warrants”) held by Prospector Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”); (iii) up to 2,031,250 Common Shares issuable upon conversion of the Corporation’s Class A non-voting special shares (the “Class A Non-Voting Special Shares”) held by Sponsor; (iv) up to 4,378,500 Common Shares issuable upon the conversion of secured convertible notes of the Corporation (the “Convertible Notes”) held by Selling Securityholders, before giving effect to any “paid-in-kind” interest accrual; (v) up to 263,890 Common Shares issuable upon the exercise of privately placed warrants held by certain Selling Securityholders other than Sponsor (the “Lender Warrants”); (vi) up to 449,013 Common Shares issuable upon the exercise of privately placed warrants issued to individuals, including certain current Company directors, who served as directors of the Company’s predecessor, LeddarTech Inc. (the “Legacy Director Warrants”); (vii) up to 71,267 Common Shares issuable upon vesting or vesting and exercise, as applicable, of outstanding restricted stock units and stock options held by directors of the Corporation (the “Director Awards”), and (viii) up to 4,092,725 Common Shares issuable upon the automatic conversion of the Corporation’s class B non-voting special shares, class C non-voting special shares, class D non-voting special shares, class E non-voting special shares and class F non-voting special shares (collectively, the “Earnout Non-Voting Special Shares”). The Legacy SPAC Warrants, the Lender Warrants and the Legacy Director Warrants are collectively referred to herein as the “Warrants”.

Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Registration Statement, (ii) the Warrants, (iii) the Convertible Notes, (iv) the Director Awards and (v) the terms of the Class A Non-Voting Special Shares and Earnout Non-Voting Special Shares set forth in the Corporation’s articles of arrangement (the “Articles”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

Assumptions and Fact Reliance

We have assumed:

(a)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)	the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)	the accuracy, currency and completeness of the indices and filing systems maintained at the public offices, registries and websites where we have searched or made inquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein; and

(e)	that the Registration Statement has not been further amended and that neither the Warrants, the Convertible Notes, the Director Awards nor the Articles have been amended or supplemented either in writing, orally or otherwise, and neither have been terminated or replaced, as applicable.

We have relied upon a certificate of an officer of the Corporation with respect to the accuracy and completeness of the factual matters contained therein, which factual matters have not been independently investigated or verified by us.

For the purposes of the opinions expressed in paragraph 1 below, we have relied upon a certificate of status dated May 6, 2024 issued in respect of the Corporation by Corporations Canada.

Where our opinions expressed herein refer to the Common Shares having been issued as being “fully-paid and non-assessable”, such opinions assume that all required consideration (in whatever form) has been paid for such Common Shares. We express no opinion as to the adequacy of any consideration received by the Corporation for any of the Common Shares.

Applicable Laws

The opinions expressed below are restricted to the laws of the Province of Québec and the laws of Canada applicable therein.

Opinions

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

1.	The Corporation is a corporation amalgamated under the Canada Business Corporations Act and has not been dissolved.

2.	The Corporation has taken all necessary corporate action to authorize the execution and delivery of the Warrants and the Convertible Notes and the performance of its obligations thereunder.

3.	The Outstanding Common Shares are, and the Common Shares, when issued by the Corporation upon (i) the exercise of the Warrants, (ii) the conversion of the Convertible Notes in accordance with their terms, (iii) the exercise or settlement, as applicable, of Director Awards, or (iv) the conversion of the Class A Non-Voting Special Shares or Earnout Non-Voting Special Shares in accordance with the terms of the Articles, will be, validly issued as fully paid and non-assessable common shares of the Corporation.

Consent and Qualifications

All of the opinions expressed above are subject to the following qualifications:

(a)	enforceability may be limited by bankruptcy, winding-up, insolvency, arrangement, prescription, and other similar laws of general application affecting the enforcement of creditors’ rights;

(b)	a court may decline to enforce rights of indemnification or contribution to the extent that they directly or indirectly relate to (i) liabilities imposed by law on the indemnified party for which it would be contrary to public policy or public order to require indemnification by the indemnifying party, or (ii) fraud, willful misconduct or gross negligence;

(c)	we express no opinion as to the enforceability of any provision exculpating any party from liability in respect of acts or omissions that may be illegal, or involve fraud, willful misconduct or gross negligence;

(d)	we express no opinion as to the enforceability of, nor as to the manner in which a court would interpret and apply, any provision which (i) refers to, incorporates by reference, or requires compliance with any law, statute, rule or regulation of a jurisdiction other than Québec, or (ii) incorporates by reference a document or agreement governed by a law other than the laws of Québec; and

(e)	we express no opinion as to compliance with the Personal Information Protection and Electronic Documents Act (Canada), the Act respecting the protection of personal information in the private sector (Québec), Articles 35 to 41 of the Civil Code of Québec, or any other privacy laws.

We hereby consent to the reference to us under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions are given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Very truly yours,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP

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